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                                                                    Exhibit 99.2


                                  CERTIFICATION

     Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. ss. 1350, as adopted), Bruce D. Horn, the Chief Financial Officer of Oplink Communications, Inc. (the "Company"), hereby certifies that, to the best of his knowledge:

1. The Company's Annual Report on Form 10-K for the period ended June 30, 2002, to which this Certification is attached as Exhibit 99.1 (the "Periodic Report") fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Periodic Report fairly presents, in all material respects, the financial condition of the Company at the end of the period covered by the Periodic Report and results of operations of the Company for the period covered by the Periodic Report.

Dated: September 30, 2002

  /s/ Bruce Horn
-----------------------------
Bruce D. Horn
Chief Financial Officer

     This certification accompanies the Periodic Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed "filed" by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.